                                  EXHIBIT 15
                                  ----------

                          WARRANT PURCHASE AGREEMENT

                              PURCHASE AGREEMENT
                              ------------------


     This Purchase Agreement (this "Agreement") is made and entered into as of December 20, 1994, by and among Citicorp USA, Inc. ("Seller"), Forum Holdings, L.P. ("Holdings") and Apollo FG Partners, L.P. ("Apollo" and, collectively with Holdings, "Purchasers").


                                   RECITALS:
                                   --------

     A. Seller owns (1) 550,205 warrants ("Forum Warrants") issued by Forum Group, Inc. ("Forum") pursuant to a Warrant Agreement, dated as of June 10, 1993 (the "Warrant Agreement"), by and between Seller and Forum, presently entitling the registered holder thereof to purchase from Forum 1.00060393564 shares (subject to adjustment) of Common Stock of Forum ("Forum Common Shares") per Forum Warrant on the terms and subject to the conditions provided in the Warrant Agreement and (2) 149,607 special warrants ("Forum Special Warrants") issued by Forum pursuant to the Warrant Agreement, entitling the registered holder thereof to purchase from Forum one Forum Common Share per Forum Special Warrant on the terms and subject to the conditions provided in the Warrant Agreement.

     B. Seller desires to sell to Holdings, and Holdings desires to purchase from Seller, 275,103 Forum Warrants presently entitling the registered holder thereof to purchase 275,269 Forum Common Shares and 74,803 Forum Special Warrants entitling the registered holder thereof to purchase an equal number of Forum Common Shares (such Forum Warrants and Forum Special Warrants being hereinafter collectively referred to as the "Holdings Warrants") for an aggregate purchase price of $1,434,235.09 (the "Holdings Purchase Price").

     C. Seller desires to sell to Apollo, and Apollo desires to purchase from Seller, 275,102 Forum Warrants presently entitling the registered holder thereof to purchase 275,268 Forum Common Shares and 74,804 Forum Special Warrants entitling the registered holder thereof to purchase an equal number of Forum Common Shares (such Forum Warrants and Forum Special Warrants being hereinafter collectively referred to as the "Apollo Warrants") for an aggregate purchase price of $1,434,238.45 (the "Apollo Purchase Price").

          NOW, THEREFORE, Seller and Purchasers hereby agree as follows:

     1.   Purchase and Sale. (a)  Simultaneously with the execution and delivery
          -----------------
hereof, (i) Seller will sell, assign and transfer to Holdings, and Holdings will purchase and accept from Seller, the Holdings Warrants and (ii) Seller will sell, assign

                                     -17-
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and transfer to Apollo, and Apollo will purchase and accept from Seller to
Apollo Warrants. (The Holdings Warrants and the Apollo Warrants are sometimes hereinafter collectively referred to as the "Purchased Warrants.")

          (b) Simultaneously with the execution and delivery hereof, Seller will deliver to Daniel A. Decker, as agent for Purchasers, the warrant certificates representing the Purchased Warrants, accompanied by an assignment in the form attached hereto as Exhibit A duly signed on behalf of Seller (with
                               ---------
such signature either (i) guaranteed by a bank or trust company or a broker or dealer that is a member of the National Association of Securities Dealers, Inc. or (ii) accompanied by an incumbency certificate in form and substance reasonably satisfactory to Purchasers).

          (c) Simultaneously with the execution and delivery hereof, Holdings will pay to Seller an amount equal to the Holdings Purchase Price by means of a wire transfer made in accordance with the instructions attached hereto as Exhibit B.
- ---------

          (d) Simultaneously with the execution and delivery hereof, Apollo will pay to Seller an amount equal to the Apollo Purchase Price by means of a wire transfer made in accordance with the instructions attached hereto as Exhibit B.
- ---------

     2.   Certain Representations.  (a) Seller represents to Purchasers that (i)
          -----------------------
it has all right, title and interest in and to the Purchased Warrants, free and clear of all liens, claims and encumbrances (other than restrictions set forth in the Warrant Agreement and applicable federal and state securities laws), (ii) this Agreement has been duly authorized by all necessary corporate action on the part of Seller and constitutes the legal, valid and binding obligation of Seller, and (iii) the execution, delivery and performance of this Agreement by Seller does not (with or without the giving of notice, the passage of time or both) conflict with or constitute a breach of any obligation of Seller.

          (b) Each Purchaser represents to Seller that (i) this Agreement has been duly authorized by all necessary partnership action on the part of such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser and (ii) the execution, delivery and performance of this Agreement by such Purchaser does not (with or without the giving of notice, the passage of time or both) conflict with or constitute a breach of any obligation of such Purchaser.

     3.   Assignment of Rights.  Seller hereby assigns to each Purchaser all its
          --------------------
rights, title and interest in and to the Warrant Agreement to the extent that the Warrant Agreement relates to the respective portion of the Purchased Warrants being purchased hereunder by such Purchaser and, in connection

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therewith, each Purchaser hereby consents to and agrees to be bound by the provisions of the Warrant Agreement.

     4.   Parties' Knowledge and Sophistication.  Each of the parties hereto
          -------------------------------------
represents that it has such general knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in Forum Warrants and Forum Special Warrants. Each of the parties hereto acknowledges that it has either been supplied with or has had access to information, and has had the opportunity to ask questions and receive answers from Forum's management, concerning Forum and its business and Forum Warrants and Forum Special Warrants as it has deemed appropriate in connection with the transactions contemplated hereby.

     5.   Manner of Sale.  Each of Purchasers understands that the Purchased
          --------------
Warrants (a) are not being registered or qualified under federal or state securities laws and (b) cannot be sold, transferred or otherwise disposed of unless subsequently registered or exempt from registration under such laws. Each Purchaser represents that it is purchasing the respective portion of the Purchased Warrants being purchased hereunder by it for its own account and for investment purposes and not with a view to resale or other distribution thereof in violation of the federal or state securities laws.

     6.   Miscellaneous.  This Agreement (a) contains the parties' entire
          -------------
agreement regarding the transactions contemplated hereby and supersedes all prior agreements with respect to such matters and is not intended to confer upon any other person or entity (other than Forum which is expressly intended to be a third-party beneficiary of the provisions of Section 3 hereof) any rights or remedies hereunder, (b) will be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws, and (c) may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                            CITICORP USA, INC.


                                            By: /s/ Barbara A. Cohen
                                                --------------------------
                                                Barbara A. Cohen
                                                Vice President


                                            FORUM HOLDINGS, L.P.

                                            By: HRP Management II, Ltd.,
                                                its General Partner

                                            By: HH Genpar Partners,
                                                its General Partner

                                            By: Hampstead Associates,
                                                Inc., its Managing General
                                                Partner


                                            By: /s/ Daniel A. Decker
                                                --------------------------
                                                Daniel A. Decker
                                                Executive Vice President


                                            APOLLO FG PARTNERS, L.P.

                                            By: Apollo Investment Fund,
                                                L.P., its General Partner

                                            By: Apollo Capital Management,
                                                Inc., its General Partner



                                            By: /s/ Peter Copses
                                                --------------------------
                                                Peter Copses
                                                Vice President

     The undersigned, Forum Group, Inc., hereby (i) consents to the assignment provided for in Section 3 of this Agreement and acknowledges that the consent and agreement of Purchasers to be bound by the provisions of the Warrant Agreement is satisfactory to Forum for purposes of Section 2.2. of the Warrant Agreement and (ii) waives any requirement under the Warrant Agreement that an opinion of counsel be furnished to Forum in connection with the transactions contemplated hereby.

                                           FORUM GROUP, INC.



                                           By: /s/ John H. Sharpe
                                               --------------------------
                                               John H. Sharpe
                                               Vice President

                                                                       EXHIBIT A
                                                                       ---------


                            ASSIGNMENT OF WARRANTS
                            ----------------------


     For value received, Citicorp USA, Inc. ("Citicorp") hereby sells, assigns and transfers to Forum Holdings, L.P. and Apollo FG partners, L.P., or their respective nominees, (a) 550,205 warrants ("Warrants") issued by Forum Group, Inc., an Indiana corporation (the "Corporation"), in the name of Citicorp, pursuant to a Warrant Agreement, dated as of June 10, 1993 (the "Warrant Agreement"), by and between Citicorp and the Corporation, presently entitling the registered holder thereof to purchase from Forum 1.00060393564 shares (subject to adjustment) of Common Stock, without par value, of the Corporation ("Forum Common Shares") per Warrant on the terms and subject to the conditions provided in the Warrant Agreement as follows: (i) to Holdings or its nominee, 275,103 Warrants entitling the registered holder thereof to purchase from Forum 275,268 Forum Common Shares and (ii) to Apollo or its nominee, 275,102 Warrants entitling the registered holder thereof to purchase from Forum 275,267 Forum Common Shares; and (b) 149,607 special warrants ("Special Warrants") issued by Forum in the name of Citicorp pursuant to the Warrant Agreement entitling the registered holder thereof to purchase from Forum one Forum Common Share per Special Warrant on the terms and subject to the conditions provided in the Warrant Agreement as follows: (i) to Holdings or its nominee, 74,803 Special Warrants entitling the registered holder thereof to acquire an equal number of Forum Common Shares and (ii) to Apollo or its nominee, 74,804 Special Warrants entitling the registered holder thereof to acquire an equal number of Forum Common Shares; such Warrants standing in Citicorp's name on the books of the Corporation represented by Warrant Certificates No. 1 herewith and such Special Warrants standing in Citicorp's name on the books of the Corporation represented by Special Warrant Certificate No. 1 herewith, and do hereby irrevocably constitute and appoint _______________________________________________________________________,
attorney to transfer such Warrants and Special Warrants on the books of the Corporation with full power of substitution.

Dated:  December __, 1994

                                          CITICORP USA, INC.



                                          By: _________________________________

                                              Name: ___________________________

                                              Title: __________________________

                                                                       EXHIBIT B
                                                                       ---------


                          WIRE TRANSFER INSTRUCTIONS
                          --------------------------


Citibank, N.A.
399 Park Avenue
New York, New York
ABA Number:  021000089

For credit to Dallas Receipts Account
Account Number 3846-0803
Attention:  Barbara Solimeno
Reference:  Forum Warrant Sale